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              SCHWARTZ, WARREN & RAMIREZ                           Exhibit 5.1
    A LIMITED LIABILITY COMPANY - ATTORNEYS AT LAW
   41 SOUTH HIGH STREET - COLUMBUS, OHIO 43215-6188
         (614) 222-3000 - FAX (614) 224-0360
             DAYTON, OHIO (937) 228-0144

                                          October 23, 1996

Neoprobe Corporation
425 Metro Place North, Suite 2300
Columbus, Ohio  43235

     Re:     125,805 Shares of Common Stock (the "Common Stock")

Gentlemen:

         You have requested our opinion in connection with the issuance and sale (the "Offering") of the above securities (the "Securities") of Neoprobe Corporation, a Delaware corporation (the "Company") (as more fully described in the Prospectus (defined below)), which Securities are the subject of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on the date hereof (the "Registration Statement").

         Although we have acted as counsel to the Company in connection with the Offering and various other matters in the past, our advice to and representation of the Company have been limited to the specific matters referred to us from time to time by the Company; accordingly, we may be unaware of certain matters of a legal nature concerning the Company.

         We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

     i. The Registration Statement, the prospectus filed therewith (the "Prospectus") and all amendments and exhibits thereto;

     ii. The corporate minute books of the Company, including copies of the Company's Restated Certificate of Incorporation and Amended and Restated By-laws;

     iii. An officer's certificate executed by an officer of the Company certifying certain factual information; and

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Neoprobe Corporation
October 23, 1996
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     iv.  A secretary's certificate executed by the secretary of the Company certifying certain corporate information.

         In giving our opinion, we have assumed, without investigation, the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy, the genuineness of all signatures on such originals or copies and the authority and capacity of each signatory.

         Based upon the foregoing, we are of the opinion that the Common Stock was duly authorized and validly issued, and is fully paid and nonassessable.

         The opinions set forth above are subject to the following qualifications:

         (A) The opinions expressed herein are subject to the effect of any applicable bankruptcy, insolvency or similar law affecting creditors' rights in general, including, without limitation, 11 U.S.C. ss. 544 and 548 and other laws concerning fraudulent transfers.

         (B) The opinions expressed herein are subject to the effect of general principles of equity, whether considered in actions at law or suits in equity, including, without limitation, good faith, unconscionability, reasonableness and the possible unavailability of specific performance and injunctive relief.

         (C) No opinion is expressed herein as to the application of any state securities or Blue Sky laws.

         (D) Members of our firm are qualified to practice law in the State of Ohio and nothing contained herein shall be deemed to be an opinion as to any law other than the law of the State of Ohio, the General Corporation Law of the State of Delaware and the federal law of the United States.

         (E) The opinions set forth herein are expressed as of the date hereof and we do not have any obligation to advise you of any changes, after the date hereof, in the facts or the law upon which these opinions are based.

         (F) This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement and filings with various state securities authorities in connection with the Offering, and such entities may rely on this opinion as if it were addressed to and had been delivered to them on the date hereof. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to any person or entity, or quoted in whole or in part without our prior written consent.
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Neoprobe Corporation
October 23, 1996
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         (G) We consent to the reference to our firm name under the caption
LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 SCHWARTZ, WARREN & RAMIREZ
                                 A LIMITED LIABILITY COMPANY

                                 By: /s/ Robert S. Schwartz
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                                    Robert S. Schwartz, a member of the firm